Exhibit (7):  Consents of Independent Auditors

INDEPENDENT AUDITORS CONSENT



We consent to the use in this Post-Effective Amendment No 5 to Registration Statement No. 333-35587 of United of Omaha Separate Account B of our report dated March 31, 2000, on the financial statements of United of Omaha Separate Account B and our report dated February 11, 2000, on the financial statements of United of Omaha Life Insurance Company appearing in the Prospectus, which is a part of such Registration Statement, and to the related reference to us under the heading "Independent Auditors" in such Prospectus




/s/ DELOITTE & TOUCHE LLP


Omaha, Nebraska
April 26,2000